FOR IMMEDIATE RELEASE:
NVIDIA Announces Financial Results for Third Quarter Fiscal 2018

•	Record revenue of $2.64 billion, up 32 percent from a year ago

•	Record GAAP EPS of $1.33, up 60 percent from a year ago

•	Growth across all platforms

•	Quarterly cash dividend raised 7 percent to $0.15 per share. Company intends to return $1.25 billion to shareholders in fiscal 2019
SANTA CLARA, Calif.-November 9, 2017-NVIDIA (NASDAQ: NVDA) today reported record revenue for the third quarter ended October 29, 2017, of $2.64 billion, up 32 percent from $2.00 billion a year earlier, and up 18 percent from $2.23 billion in the previous quarter, with growth across all its platforms.
GAAP earnings per diluted share for the quarter were a record $1.33, up 60 percent from $0.83 a year ago and up 45 percent from $0.92 in the previous quarter. Non-GAAP earnings per diluted share were $1.33, also a record, up 41 percent from $0.94 a year earlier and up 32 percent from $1.01 in the previous quarter.

“We had a great quarter across all of our growth drivers,” said Jensen Huang, founder and chief executive officer of NVIDIA. “Industries across the world are accelerating their adoption of AI.

“Our Volta GPU has been embraced by every major internet and cloud service provider and computer maker. Our new TensorRT inference acceleration platform opens us to growth in hyperscale datacenters. GeForce and Nintendo Switch are tapped into the strongest growth dynamics of gaming. And our new DRIVE PX Pegasus for robotaxis has been adopted by companies around the world. We are well positioned for continued growth,” he said.

Capital Return
During the first nine months of fiscal 2018, NVIDIA returned to shareholders $909 million in share repurchases and $250 million in cash dividends. As a result, the company returned an aggregate of $1.16 billion to shareholders in the first nine months of the fiscal year. The company intends to return $1.25 billion to shareholders in fiscal 2018.
For fiscal 2019, NVIDIA intends to return $1.25 billion to shareholders through ongoing quarterly cash dividends and share repurchases. The company announced a 7 percent increase in its quarterly cash dividend to $0.15 per share from $0.14 per share, to be paid with its next quarterly cash dividend on December 15, 2017, to all shareholders of record on November 24, 2017.

Q3 FY2018 Summary

GAAP
($ in millions except earnings per share)	Q3 FY18	Q2 FY18	Q3 FY17	Q/Q	Y/Y
Revenue	$2,636	$2,230	$2,004	Up 18%	Up 32%
Gross margin	59.5%	58.4%	59.0%	Up 110 bps	Up 50 bps
Operating expenses	$674	$614	$544	Up 10%	Up 24%
Operating income	$895	$688	$639	Up 30%	Up 40%
Net income	$838	$583	$542	Up 44%	Up 55%
Diluted earnings per share	$1.33	$0.92	$0.83	Up 45%	Up 60%

Non-GAAP
($ in millions except earnings per share)	Q3 FY18	Q2 FY18	Q3 FY17	Q/Q	Y/Y
Revenue	$2,636	$2,230	$2,004	Up 18%	Up 32%
Gross margin	59.7%	58.6%	59.2%	Up 110 bps	Up 50 bps
Operating expenses	$570	$533	$478	Up 7%	Up 19%
Operating income	$1,005	$773	$708	Up 30%	Up 42%
Net income	$833	$638	$570	Up 31%	Up 46%
Diluted earnings per share	$1.33	$1.01	$0.94	Up 32%	Up 41%
NVIDIA’s outlook for the fourth quarter of fiscal 2018 is as follows:

•	Revenue is expected to be $2.65 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 59.7 percent and 60.0 percent, respectively, plus or minus 50 basis points.

•	GAAP and non-GAAP operating expenses are expected to be approximately $722 million and $600 million, respectively.

•	GAAP and non-GAAP other income and expense are both expected to be nominal.

•
GAAP and non-GAAP tax rates are both expected to be 17.5 percent, plus or minus one percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which the company expects to generate variability on a quarter by quarter basis.

Third Quarter Fiscal 2018 Highlights

During the third quarter, NVIDIA achieved progress in these areas:

Datacenter

•	Set records for attendance at its GPU Technology Conferences for developers in Beijing, Munich, Tel Aviv, Taipei and Washington.

•	Announced that Alibaba, Baidu and Tencent will adopt NVIDIA® Volta GPUs for accelerating AI across enterprise and consumer applications, joining Amazon, Facebook, Google and Microsoft.

•	Added NVIDIA Tesla® P100 GPU accelerators to Oracle Cloud.

•	Launched the NVIDIA GPU Cloud container registry with fully optimized software stacks to accelerate deep learning for developers worldwide.

•	Announced that Huawei, Inspur and Lenovo will use NVIDIA Volta HGX architecture to build AI systems for datacenters.

•	Shared news that Dell EMC, Hewlett Packard Enterprise, IBM and Supermicro unveiled servers based on NVIDIA Tesla V100 GPU accelerators.

•	Launched the NVIDIA TensorRT™ 3 AI inference acceleration platform, opening up new growth in hyperscale datacenters.

Gaming

•	Released the GeForce® GTX 1070 Ti GPU, designed to handle the graphical demands of DirectX 12, HDR and immersive VR.

•	Announced collaborations to bring NVIDIA GameWorks™ technology to top fall games, including PlayerUnknown’s Battlegrounds, FINAL FANTASY XV and Shadow of War.

Professional Visualization

•	Released the NVIDIA VRWorks™ 360 Video SDK, enabling production houses to live stream high-quality, 360-degree, stereo video.

•	Opened early access to NVIDIA Holodeck™, providing a virtual collaboration space using highly realistic, physically simulated VR.

•	Launched the Quadro® Virtual Data Center Workstation, with virtualization software that turns GPU-accelerated servers into powerful workstations.

Automotive

•	Announced NVIDIA DRIVE™ PX Pegasus, the world's first auto-grade AI computer designed to enable a new class of driverless robotaxis without steering wheels, pedals or mirrors.

Autonomous Machines/AI Edge Computing

•	Added Alibaba and Huawei as partners for the NVIDIA Metropolis AI Smart Cities platform.

•	Announced it is collaborating with China’s JD.com’s X lab to use NVIDIA Jetson™ to create autonomous machines that bring AI to logistics and delivery.

CFO Commentary

Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at http://investor.nvidia.com/.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2018 financial results and current financial prospects today at 2 p.m. Pacific time (5 p.m. Eastern time). To listen to the conference call, dial (877) 223-3864 in the United States or (574) 990-1377 internationally, and provide the following conference ID: 96232617. A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, http://investor.nvidia.com, and at www.streetevents.com. The webcast will be recorded and available for replay until NVIDIA’s conference call to discuss its financial results for its fourth quarter and fiscal 2018.
Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Income and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, legal settlement costs, acquisition-related costs, contributions, restructuring and other charges, gains from non-affiliated investments, interest expense related to amortization of debt discount, loss on early debt conversions, and the associated tax impact of these items, where applicable. Weighted average shares used in the non-GAAP diluted net income per share computation includes the anti-dilution impact of the company’s Note Hedge. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and its non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA

NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI - the next era of computing - with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world. More information at http://nvidianews.nvidia.com/.
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For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6474	(408) 566-5150
sjankowski@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to statements as to: industries across the world accelerating their adoption of AI; the use of Volta GPUs; the benefits of the TensorRT inference acceleration platform; tapping into strong growth dynamics in gaming through GeForce and Nintendo Switch; DRIVE PX Pegasus being adopted; the company’s intended capital return for fiscal 2018 and fiscal 2019; the company’s next quarterly cash dividend; the company’s financial outlook for the fourth quarter of fiscal 2018; the company’s tax rates for the fourth quarter of fiscal year 2018; the impact and benefits of the adoption of Volta GPUs, TensorRT 3 AI inference software, the GPU cloud container registry, GeForce GTX 1070 Ti GPU, VRWorks 360 Video SDK, Holodeck, Quadro Virtual Data Center Workstation, DRIVE PX Pegasus, and collaboration with JD.com’s X lab and use of Jetson; use of Volta HGX architecture; and collaborations to bring NVIDIA GameWorks technology to top fall games are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended July 30, 2017. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2017 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, Jetson, NVIDIA DRIVE, NVIDIA GameWorks, NVIDIA Holodeck, NVIDIA VRWorks and TensorRT are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2017	2016	2017	2016

Revenue	$2,636	$2,004	$6,803	$4,737
Cost of revenue	1,067	821	2,782	1,977
Gross profit	1,569	1,183	4,021	2,760
Operating expenses
Research and development	462	373	1,290	1,069
Sales, general and administrative	212	171	594	487
Restructuring and other charges	—	—	—	3
Total operating expenses	674	544	1,884	1,559
Income from operations	895	639	2,137	1,201
Interest income	17	14	48	37
Interest expense	(15)	(16)	(46)	(39)
Other, net	(1)	(16)	(22)	(19)
Total other income (expense)	1	(18)	(20)	(21)
Income before income tax expense	896	621	2,117	1,180
Income tax expense	58	79	189	168
Net income	$838	$542	$1,928	$1,012

Net income per share:
Basic	$1.39	$1.01	$3.23	$1.89
Diluted	$1.33	$0.83	$3.05	$1.59

Weighted average shares used in per share computation:
Basic	603	538	597	536
Diluted	628	653	633	636

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 29,	January 29,
	2017	2017
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$6,320	$6,798
Accounts receivable, net	1,167	826
Inventories	857	794
Prepaid expenses and other current assets	135	118
Total current assets	8,479	8,536

Property and equipment, net	600	521
Goodwill	618	618
Intangible assets, net	63	104
Other assets	70	62
Total assets	$9,830	$9,841

LIABILITIES, CONVERTIBLE DEBT CONVERSION OBLIGATION AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$511	$485
Accrued and other current liabilities	493	507
Convertible short-term debt	23	796
Total current liabilities	1,027	1,788

Long-term debt	1,985	1,983
Other long-term liabilities	464	271
Capital lease obligations, long-term	1	6
Total liabilities	3,477	4,048

Convertible debt conversion obligation	1	31

Shareholders' equity	6,352	5,762
Total liabilities, convertible debt conversion obligation and shareholders' equity	$9,830	$9,841

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016

GAAP gross profit	$1,569	$1,302	$1,183	$4,021	$2,760
GAAP gross margin	59.5%	58.4%	59.0%	59.1%	58.3%
Stock-based compensation expense (A)	6	4	3	14	11
Legal settlement costs	—	—	—	—	10
Non-GAAP gross profit	$1,575	$1,306	$1,186	$4,035	$2,781
Non-GAAP gross margin	59.7%	58.6%	59.2%	59.3%	58.7%

GAAP operating expenses	$674	$614	$544	$1,884	$1,559
Stock-based compensation expense (A)	(101)	(77)	(62)	(251)	(166)
Legal settlement costs	—	—	—	—	(6)
Acquisition-related costs (B)	(3)	(4)	(4)	(11)	(12)
Contributions	—	—	—	(2)	(4)
Restructuring and other charges	—	—	—	—	(3)
Non-GAAP operating expenses	$570	$533	$478	$1,620	$1,368

GAAP income from operations	$895	$688	$639	$2,137	$1,201
Total impact of non-GAAP adjustments to income from operations	110	85	69	278	211
Non-GAAP income from operations	$1,005	$773	$708	$2,415	$1,412

GAAP other income (expense)	$1	$(4)	$(18)	$(20)	$(21)
Gains from non-affiliated investments	—	—	—	—	(3)
Interest expense related to amortization of debt discount	—	1	6	3	20
Loss on early debt conversions	1	3	15	19	15
Non-GAAP other income (expense)	$2	$—	$3	$2	$11

GAAP net income	$838	$583	$542	$1,928	$1,012
Total pre-tax impact of non-GAAP adjustments	111	89	90	300	243
Income tax impact of non-GAAP adjustments (C)	(116)	(34)	(62)	(224)	(108)
Non-GAAP net income	$833	$638	$570	$2,004	$1,147

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Diluted net income per share
GAAP	$1.33	$0.92	$0.83	$3.05	$1.59
Non-GAAP	$1.33	$1.01	$0.94	$3.20	$1.93

Weighted average shares used in diluted net income per share computation
GAAP	628	633	653	633	636
Anti-dilution impact from note hedge (D)	(2)	(4)	(45)	(7)	(42)
Non-GAAP	626	629	608	626	594

GAAP net cash provided by operating activities	$1,157	$705	$432	$2,144	$951
Purchase of property and equipment and intangible assets	(69)	(55)	(38)	(178)	(125)
Free cash flow	$1,088	$650	$394	$1,966	$826

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Cost of revenue	$6	$4	$3	$14	$11
Research and development	$61	$44	$35	$146	$95
Sales, general and administrative	$40	$33	$27	$105	$71

(B) Consists of amortization of acquisition-related intangible assets and compensation charges.

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

(D) Represents the number of shares that would be delivered upon conversion of the currently outstanding 1.00% Convertible Senior Notes Due 2018. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until actually delivered.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q4 FY2018 Outlook
GAAP gross margin	59.7%
Impact of stock-based compensation expense	0.3%
Non-GAAP gross margin	60.0%

Q4 FY2018 Outlook
(In millions)
GAAP operating expenses	$722
Stock-based compensation expense, acquisition-related costs, and other costs	(122)
Non-GAAP operating expenses	$600